UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 14 , 2011

Commission File Number:  001-32420

Bazi International, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
841575085
(IRS Employer Identification No.)

1730 Blake Street, Suite 305, Denver, Colorado 80202
(Address of principal executive offices)

303-316-8577
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On March 14, 2011, Bazi International, Inc. (the "Company") terminated the Company's exclusive investment banking agreement with John Thomas Financial ("JTF"), dated December 23, 2009, and releasing the Company from any further obligation to JTF under the investment banking agreement. In consideration for the termination of the investment banking agreement, and any liability thereunder, the Company agreed to issue JTF 500,000 shares of the Company's Common Stock, $0.01 par value.

The Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The offer and sale of the Shares is exempt from the registration requirements of the Securities Act, pursuant to Regulation D and/or Section 4(2) thereunder.

Item 8.01 Other Events.

See Item 3.02 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bazi International, Inc.

Date:   March 16, 2011
By:	/s/ John Pougnet

Name: John Pougnet
Title: Chief Financial Officer